EX-99.(g)(38)

200 West Street | New York, New York 10282-2198 Tel: 212-902-1000

September 8, 2015

State Street Bank and Trust Company

Attn: Mark Mailloux

Channel Center

One Iron St

Boston, MA 02110

Re:   Cayman Commodity-MMA, Ltd.: Additional Entity to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd. (f/k/a the Goldman Sachs Cayman Commodity-FIMS Fund Ltd.), Cayman Commodity-TTIF, Ltd. (f/k/a the Goldman Sachs Cayman Commodity TTIF Fund Ltd.), Cayman Commodity-MMRA, Ltd., and Cayman Commodity-GARF, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Cayman Commodity-MMA, Ltd. (the “MMA Cayman Fund”), an exempted company incorporated and existing under the laws of the Cayman Islands, has been established as a wholly-owned subsidiary of the Goldman Sachs Multi-Manager Alternatives Fund, a series of Goldman Sachs Trust II. The GS Parties and the MMA Cayman Fund hereby request that the MMA Cayman Fund be added to the Custodian Contract and that, accordingly, you act as Custodian of the MMA Cayman Fund under the terms thereof. All references in the Custodian Contract to the “Trust” shall be deemed to also apply to the MMA Cayman Fund. In addition, (i) all references in the Custodian Contract to the “Board of Trustees” or “Executive Committee” shall be construed as the directors of the MMA Cayman Fund; (ii) “Units” shall be construed as the shares of the MMA Cayman Fund; (iii) the MMA Cayman Fund will be an additional “Cayman Fund” for purposes of the Custodian Contract; and (iv) the Goldman Sachs Multi-Manager Alternatives Fund will be an additional “Parent Company” for purposes of the Custodian Contact.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer & Treasurer

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer & Treasurer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer & Treasurer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer & Treasurer

CAYMAN COMMODITY-FIMS, LTD. (F/K/A GOLDMAN SACHS CAYMAN COMMODITY-FIMS FUND LTD.)

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-TTIF, LTD. (F/K/A GOLDMAN SACHS CAYMAN COMMODITY TTIF FUND LTD.)

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMRA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-GARF, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

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